SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

RENEWABLE ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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RENEWABLE ENERGY GROUP, INC.
416 South Bell Avenue
Ames, Iowa 50010

SUPPLEMENT NO. 1 DATED APRIL 28, 2021
TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF RENEWABLE ENERGY GROUP, INC.
TO BE HELD ON MAY 18, 2021

This proxy statement supplement (this “Supplement”), dated April 28, 2021, amends and supplements the definitive proxy statement (the “Proxy Statement”) filed by Renewable Energy Group, Inc. (referred to herein as the “Company,” “we,” “us,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2021, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2021 Annual Meeting of Stockholders to be held on May 18, 2021, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa (the “Annual Meeting”).

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about April 28, 2021. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on March 22, 2021 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.
Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

Supplement to Proposal No. 4

Proposal No. 4 in the Proxy Statement relates to the approval of the Renewable Energy Group, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). This Supplement is being filed to supplement Proposal No. 4 to provide additional information about the awards made or to be made under the Amended and Restated 2009 Stock Incentive Plan prior to its expiration date in August 2021. From January 1, 2021 and through the date of the Annual Meeting, the Company will limit the granting of additional awards in the aggregate under the Amended and Restated 2009 Stock Incentive Plan to no more than 170,000 shares in total. If the 2021 Plan is approved at the Annual Meeting, no awards may be granted under the Amended and Restated 2009 Stock Incentive Plan as of the effective date of the 2021 Plan.

Voting

Our stockholders should note the following:
●    We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.
●    Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect and will be voted as directed.
●    If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by (1) sending written notice to our Secretary of the Company; (2) delivering a valid, later-dated proxy or a later-dated vote by telephone or on the internet prior to the Annual Meeting; or (3) voting in person at Annual Meeting.
●    If you are a beneficial owner of shares, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.
●    We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.

Additional Information and Where to Find It

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on May 18, 2021. The Company has filed with the SEC and made available to the holders of its common stock as of March 22, 2021 the Proxy Statement containing important information relating to among other things, Proposal No. 4. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.
Each stockholder’s vote regarding the proposals set forth in the Proxy Statement (including, but not limited to, Proposal No. 4) is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2020, and this Supplement are available without charge by visiting www.proxyvote.com.